                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement

     / / Definitive Additional Materials

     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12


                    STEWART INFORMATION SERVICES CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

- --------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
         or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act
         Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act
         Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rules 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

- --------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

- --------------------------------------------------------------------------------
     (3) Filing Party:

- --------------------------------------------------------------------------------
     (4) Date Filed:

- --------------------------------------------------------------------------------

                    STEWART INFORMATION SERVICES CORPORATION

                            1980 POST OAK BOULEVARD
                              HOUSTON, TEXAS 77056

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD APRIL 25, 1995

    Notice is hereby given that the Annual Meeting of the Stockholders of Stewart Information Services Corporation, a Delaware corporation (the "Company"), will be held on Tuesday, April 25, 1995, at 8:30 A.M. in the Americana Room on the eighth floor of the Company's offices, 1980 Post Oak Boulevard, Houston, Texas, for the following purposes:

         (1) To elect directors of the Company to hold office until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.

         (2) To consider and act upon a proposal to adopt the Company's 1995 Stock Option Plan.

         (3) To consider and act upon, if presented at the meeting, a proposal submitted by a stockholder as described at page 15 of the proxy statement.

         (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

    The holders of record of Common Stock and Class B Common Stock of the Company at the close of business on February 24, 1995 will be entitled to vote at the meeting.

                                             By Order of the Board of Directors,




                                             Secretary

March 23, 1995



                                   IMPORTANT

    YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY. IF YOU ATTEND THE MEETING YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.

                    STEWART INFORMATION SERVICES CORPORATION

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 25, 1995

    This Proxy Statement is furnished to the stockholders of Stewart Information Services Corporation (the "Company"), 1980 Post Oak Boulevard, Houston, Texas 77056 (Tel. No. 713/625-8100), in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the annual meeting of stockholders to be held on Tuesday, April 25, 1995, at 8:30 A.M. in the Americana Room on the eighth floor of the Company's offices, 1980 Post Oak Boulevard, Houston, Texas, and any adjournment thereof.

    Proxies in the form enclosed, properly executed by stockholders and received in time for the meeting, will be voted as specified therein. If a stockholder does not specify otherwise, the shares represented by his or her proxy will be voted for the nominees listed therein. The giving of a proxy does not preclude the right to vote in person should the person giving the proxy so desire, and the proxy may be revoked at any time before it is exercised by written notice delivered to the Company at or prior to the meeting. This Proxy Statement is being mailed on or about March 23, 1995 to stockholders of record at the close of business on February 24, 1995 (the "Record Date").

    At the close of business on the Record Date, there were outstanding and entitled to vote 5,686,706 shares of Common Stock and 525,006 shares of Class B Common Stock, and only the holders of record on such date shall be entitled to vote at the meeting. As long as 300,000 or more shares of Class B Common Stock are issued and outstanding, at each election of directors the Common Stock and Class B Common Stock are voted as separate classes. Shares of the Company's Class B Common Stock are convertible on a one-for-one basis into shares of the Company's Common Stock.

    The holders of Common Stock, voting as a class, are entitled to elect five of the nine directors of the Company. Each share of Common Stock is entitled, at the option of the person voting such share, either to cast one vote per share for each of the five directors to be elected by the holders of the Common Stock or to vote cumulatively by casting five votes per share, which may be distributed in any manner among any number of the nominees. The enclosed form of proxy provides a means for stockholders to vote for all of the nominees listed therein, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all of such nominees. If authority to vote for four or fewer of the nominees is withheld, and if there are nominees other than management nominees for the directorships to be filled by the holders of the Common Stock, then the persons named in the enclosed proxy may vote cumulatively by dividing the number of votes represented by the proxy equally among the nominees for which authority to vote is not withheld. If there are no nominees for the five positions to be elected by the holders of Common Stock other than the management nominees set forth herein, it is the intention of the persons named in the enclosed proxy to allocate the votes represented by the proxy evenly among the management nominees. If there should be any additional nominees for such positions, then the persons named in the enclosed proxy will vote cumulatively to elect as many as possible of the management nominees. If it is not possible to elect each of the five management nominees, then the persons named in the enclosed proxy will have discretion as to which of such nominees may be elected.

    Unless a holder of Common Stock who withholds authority votes in person at the meeting or votes by means of another proxy, the withholding of authority will have no effect upon the election of those directors for whom authority to vote is withheld because the Company's by-laws provide that directors are elected by a plurality of the votes cast. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of the election of directors. The shares held by each stockholder who signs and returns the enclosed form of proxy will be counted for purposes of determining the presence of a quorum at the meeting.

    The holders of Class B Common Stock, voting as a class, are entitled to elect the remaining four of the nine directors of the Company. Each holder of Class B Common Stock has the right to vote, in person or by proxy, the number of shares owned by him for the four directors to be elected by the holders of Class B Common Stock and for whose election he has a right to vote.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information as of the Record Date with respect to persons known to the Company to be the beneficial owners of more than 5% of either class of the Company's voting shares:

                                                                       Amount and Nature of             Percent of
   Name and Address of Beneficial Owner         Title of Class         Beneficial Ownership               Class
   ------------------------------------         --------------         --------------------             ----------
Malcolm S. Morris                             Class B Common Stock            262,503                      50.0
 3992 Inverness
 Houston, Texas 77019

Stewart Morris, Jr.                           Class B Common Stock            262,503                      50.0
 4944 Woodway #13
 Houston, Texas 77056

FMR Corp.                                         Common Stock                586,500(1)                   10.3
 82 Devonshire Street
 Boston, Massachusetts 02109

Fairfax Financial Holdings Limited                Common Stock                478,563(2)                    8.4
 95 Wellington St. W., Suite 802
 Toronto, Ontario
 M5J 2N7 Canada

Lindner Fund, Inc.                                Common Stock                421,800(3)                    7.4
 7711 Carondelet Ave., Box 16900
 St. Louis, Missouri 63105

Brookhaven Capital Management Co., Ltd            Common Stock                412,223(4)                    7.2
 3000 Sandhill Road, Suite 130
 Menlo Park, California 94025

College Retirement Equities Fund                  Common Stock                387,200(5)                    6.8
 730 Third Avenue
 New York, New York 10017

Markel Corporation                                Common Stock                349,350(6)                    6.1
 4551 Cox Road
 Glen Allen, Virginia 23060

Neuberger & Berman                                Common Stock                277,150(7)                    4.9
 605 Third Avenue
 New York, New York 10158

_________
(1) With respect to all such shares, FMR Corp. has no voting power and sole investment power. Information with respect to the ownership of such stockholder was obtained from its report on Schedule 13G dated February 13, 1995.

(2) With respect to all such shares, Fairfax Financial Holdings Limited has shared voting investment power. Information with respect to the ownership of such stockholder was obtained from its report on Schedule 13G dated February 8, 1995.

(3) Lindner Fund, Inc. has sole voting and investment power with respect to 409,950 of such shares and shared voting and investment power with respect to 11,850 of such shares. Information with respect to the ownership of such stockholder was obtained from its report on Schedule 13G dated January 25, 1995.

(4) Brookhaven Capital Management Co., Ltd has sole voting and investment power with respect to 9,000 of such shares and shared voting and investment power with respect to 403,223 of such shares. Information with respect to the ownership of such stockholder was obtained from its report on Schedule 13D dated December 21, 1994.

(5) With respect to all such shares, College Retirement Equities Fund has sole voting and investment power. Information with respect to the ownership of such stockholder was obtained from its report on Schedule 13G dated February 10, 1995.

(6) With respect to all such shares, Markel Corporation has shared voting power and shared investment power. Information with respect to the ownership of such stockholder was obtained from its report on Schedule 13G dated February 2, 1995.

(7) With respect to all such shares, Neuberger & Berman has shared investment power. Such stockholder has sole voting power with respect to 20,250 shares and no voting power with respect to 256,900 shares. Does not include 262,800 shares as to which such stockholder has disclaimed beneficial ownership. Information with respect to the ownership of such stockholder was obtained from its report on Schedule 13G dated February 10, 1995.

    The holders of the Class B Common Stock have entered into an agreement intended to maintain an equal ownership of shares of Common Stock and Class B Common Stock by Carloss Morris and Malcolm S. Morris, collectively, and by Stewart Morris and Stewart Morris, Jr., collectively. Such agreement also provides for rights of first refusal with respect to Class B Common Stock among themselves in the event of the death, voluntary or involuntary disposition of the shares of Class B Common Stock and upon certain other specified conditions. In addition, the agreement provides that the parties will not sell their Class B Common Stock or convert their Class B Common Stock into Common Stock prior to January 2005.

    The following table sets forth information as of the Record Date with respect to each class of the Company's voting shares beneficially owned by executive officers, directors and nominees for director of the Company and by all officers, directors and nominees for director of the Company as a group:

                                                                       Amount and Nature of      Percent of
               Name                        Title of Class              Beneficial Ownership        Class
               ----                        --------------              --------------------      ----------
Carloss Morris                       Common Stock                             76,650(1)             1.3

Stewart Morris                       Common Stock                             64,278(1)             1.1

Malcolm S. Morris                    Common Stock                             60,000(2)             1.0
                                     Class B Common Stock                    262,503(1)            50.0

Stewart Morris, Jr.                  Common Stock                             49,837(3)              (4)
                                     Class B Common Stock                    262,503(1)            50.0

Max Crisp                            Common Stock                              1,500(1)              (4)

C. M. Hudspeth                       Common Stock                             26,400(5)              (4)

Nita B. Hanks                        Common Stock                                183(1)              (4)

Paul W. Hobby                        Common Stock                               None                 --

Dr. E. Douglas Hodo                  Common Stock                               None                 --

A. Oakley Hunter                     Common Stock                                300(1)              (4)

Dr. W. Arthur Porter                 Common Stock                               None                 --

All officers and directors           Common Stock                            279,148                4.9
 as a group (11 persons)             Class B Common Stock                    525,006              100.0

_________
(1)  The beneficial owner has sole voting and investment power.

(2) Consists of 60,000 shares subject to a stock option (see "Executive Compensation--Option Grants and Exercises").

(3) Includes 30,000 shares subject to a stock option (see "Executive Compensation--Option Grants and Exercises").

(4)  Less than 1%.

(5) Includes 900 shares as to which C. M. Hudspeth has sole voting and investment power and 25,500 shares owned by C. M. Hudspeth's wife and as to which he has no voting and no investment power.

                             ELECTION OF DIRECTORS

    At the meeting, nine directors (constituting the entire Board of Directors) are to be elected. The holders of Common Stock are entitled to elect five directors, and the holders of Class B Common Stock are entitled to elect four directors. All directors of the Company hold office until the next annual meeting of stockholders or until their respective successors are elected and qualify. All officers of the Company hold office until the regular meeting of directors following the annual meeting of stockholders or until their respective successors are elected and qualify.

    During 1994, the Board of Directors held six meetings and executed one consent in lieu of a meeting. No director attended fewer than 80% of such meetings. The Board of Directors has an Executive Committee, an Audit Committee and a Compensation Committee. The Company has no nominating committee of the Board of Directors.

    The Executive Committee may exercise all of the powers of the Directors, except those specifically reserved to the Board of Directors by law, and is comprised of Carloss Morris, Stewart Morris, Max Crisp and C. M. Hudspeth. During 1994, the Executive Committee held six meetings at which all members were present and executed 50 consents in lieu of meetings.

    It is the duty of the Audit Committee to (i) review, with the Company's independent auditors, the scope of the annual audit, (ii) review the independent auditors' management letter and (iii) meet with the Company's internal auditors. The Audit Committee is comprised of C. M. Hudspeth and A. Oakley Hunter. During 1994, the Audit Committee held two meetings at which both members were present.

    See "Executive Compensation--Compensation Committee" for information with respect to the Company's Compensation Committee.

COMMON STOCK

    The following persons have been nominated to fill the five positions to be elected by the holders of Common Stock. Each was elected by the holders of the Common Stock at the annual meeting of stockholders held in 1994. It is the intention of the persons named in the proxy for the holders of Common Stock to vote the proxies for the election of the nominees named below, unless otherwise specified. The management of the Company does not contemplate that any of such nominees will become unavailable for any reason, but if that should occur before the meeting, proxies will be voted for another nominee, or other nominees, to be selected by the Board of Directors of the Company.

Nominee, Age and Position with the Company                                                      Director Since
- ------------------------------------------                                                    ----------------
Nita B. Hanks, 41, Director . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1990
Dr. E. Douglas Hodo, 60, Director . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1988
Paul W. Hobby, 34, Director . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1989
Max Crisp, 60, Vice President-Finance, Secretary, Treasurer and Director  . . . . . . . . .          1970
C. M. Hudspeth, 75, Director  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1976*

_________
*  Mr. Hudspeth also served as a director of the Company from 1970 to 1973.

    Mrs. Hanks has been a Senior Vice President of Stewart Title Guaranty Company ("Guaranty"), a subsidiary of the Company, since May 1990 and a Vice President of Guaranty since 1981.

    Dr. Hodo served as Dean of the College of Business at the University of Texas-San Antonio from September 1972 to May 1987. Dr. Hodo is currently serving as President of Houston Baptist University and has served in such capacity since June 1, 1987. Dr. Hodo is also a director of the United Services Group of funds.

    Mr. Hobby practiced law with the firm of Fulbright & Jaworski from 1986 until October 1989. Mr. Hobby served as an Assistant U.S. Attorney, Houston, Texas, from November 1989 to May 1992. He was on leave from such position during the first six months of 1991, during which time he served as Chief of Staff of the Lieutenant Governor of Texas. Since May 1992 Mr. Hobby has served as Vice President of H & C Communications.

    Mr. Crisp has served as Vice President-Finance of the Company since 1970, as Treasurer since 1971 and as Secretary since 1973.

    Mr. Hudspeth has been of counsel to the law firm of DeLange, Hudspeth & Pitman, L.L.P., Houston, Texas, for more than the past five years. Mr. Hudspeth is a Trustee Emeritus of Rice University, Houston, Texas.

CLASS B COMMON STOCK

    The following persons have been nominated to fill the four positions to be elected by the holders of Class B Common Stock. Each was elected by the holders of the Class B Common Stock at the annual meeting of stockholders held in 1994. It is the intention of the persons named in the proxy for the holders of Class B Common Stock to vote the proxies for the election of the nominees named below, unless otherwise specified. The management of the Company does not contemplate that any of such nominees will become unavailable for any reason, but if that should occur before the meeting, proxies will be voted for another nominee, or other nominees, to be selected by the Board of Directors of the Company.

Nominee, Age and Position with the Company                                                      Director Since
- ------------------------------------------                                                      --------------
Carloss Morris, 79, Co-Chief Executive Officer and Chairman of the Board of Directors . . .          1970
Stewart Morris, 75, Co-Chief Executive Officer, President and Director  . . . . . . . . . .          1970
A. Oakley Hunter, 78, Director  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1982
Dr. W. Arthur Porter, 53, Director  . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1993

    Carloss Morris and Stewart Morris have served as Co-Chief Executive Officers of the Company since 1975.

    Carloss Morris and Stewart Morris are brothers. Stewart Morris, Jr., an officer of the Company, is the son of Stewart Morris and a nephew of Carloss Morris. Malcolm S. Morris, an officer of the Company, is the son of Carloss Morris and a nephew of Stewart Morris.

    Mr. Hunter served as Chairman and/or President and Chief Executive Officer of the Federal National Mortgage Association from 1970 until his retirement in 1981. Mr. Hunter is an organizer and director of Allegiance Bank, N.A. (formerly Montgomery National Bank), Bethesda, Maryland. He is also Chairman of the National Academy of Conciliators, Dallas, Texas, a dispute settlement institution, and a director of the Community Preservation and Development Corp., Bethesda, Maryland.

    Dr. Porter has served as President and Chief Executive Officer of Houston Advanced Research Center, a non-profit research consortium, for more than the past five years. He also has served as an Adjunct Professor of Electrical Engineering at Rice University since 1989. Dr. Porter is also a director of Electro Scientific Industries, Inc., Portland, Oregon.

    Carloss Morris, Stewart Morris, Malcolm S. Morris and Stewart Morris, Jr., acting together, have the power to direct the management and policies of the Company. Accordingly, they may be deemed to be "control persons" as such term is used in regulations adopted under the Securities Exchange Act of 1934.

                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

    The following table summarizes compensation information concerning each of the Company's executive officers for each of the three years ended December 31, 1994.

                           SUMMARY COMPENSATION TABLE

                                                                          Long-Term
                                                                         Compensation
                                           Annual Compensation             (Awards)
                                     ---------------------------------    ----------
                                                                             Stock         All Other
   Name and Principal Position       Year        Salary          Bonus      Options       Compensation
   ---------------------------       ----        ------          -----    ----------       -------------
                                                   ($)            ($)     (# shares)           ($)

Carloss Morris                      1994         130,000        160,000          -            20,845(1)
 Chairman of the Board and          1993         130,000        160,000          -            21,847
 Co-Chief Executive Officer(2)      1992         128,332        161,667          -            13,238

Stewart Morris                      1994         130,000        160,000          -            15,778(3)
 President and                      1993         130,000        160,000          -            13,971
 Co-Chief Executive Officer(4)      1992         128,332        161,667          -            13,304

Stewart Morris, Jr.                 1994         125,000        144,130          -             3,418(5)
 Senior Executive Vice Presi-       1993         125,000        165,100          -             5,278
 dent--Assistant President(6)       1992         123,336        166,167       60,000(7)        2,931

Malcolm S. Morris                   1994         125,000        144,130          -             3,828(8)
  Senior Executive Vice Presi-      1993         125,000        165,100          -             3,882
  dent--Assistant Chairman(9)       1992         123,336        166,167       60,000(7)        1,469

Max Crisp                           1994         133,860         67,775          -             7,882(10)
 Vice-President--Finance(11)        1993         127,140        119,019          -             7,388
                                    1992         122,540         69,721          -             2,182

_________

(1) Consists of matching contributions to the Company's 401(k) plan ($1,000), director's fees ($1,200) and $18,645, representing the portion of insurance premiums paid by the Company with respect to term life insurance plus the dollar value of the benefit of the remainder of life insurance premiums paid by the Company (see"--Insurance").

(2) Carloss Morris is also a director of the Company, Chairman of the Executive Committee of Guaranty and Vice Chairman of the Executive Committee of Stewart Title Company ("Title"), a subsidiary of the Company.

(3) Consists of matching contributions to the Company's 401(k) plan ($1,000), director's fees ($1,200) and $13,578, representing the portion of insurance premiums paid by the Company with respect to term life insurance plus the dollar value of the benefit of the remainder of life insurance premiums paid by the Company (see"--Insurance").

(4) Stewart Morris is also a director of the Company, Chairman of the Executive Committee of Title and Vice Chairman of the Executive Committee of Guaranty.

(5) Consists of matching contributions to the Company's 401(k) plan ($1,000), director's fees ($775) and $1,643, representing the portion of insurance premiums paid by the Company with respect to term life insurance plus the dollar value of the benefit of the remainder of life insurance premiums paid by the Company.

(6) Stewart Morris, Jr., age 46, is also President and Chief Executive Officer of Title and Chairman of the Board of Guaranty.

(7)   Restated to give effect to a one-for-two stock dividend in April 1994.

(8) Consists of matching contributions to the Company's 401(k) plan ($1,000), director's fees ($750) and $2,078, representing the portion of insurance premiums paid by the Company with respect to term life insurance plus the dollar value of the benefit of the remainder of life insurance premiums paid by the Company.

(9) Malcolm S. Morris, age 48, is also President and Chief Executive Officer of Guaranty and Chairman of the Board of Title.

(10) Consists of matching contributions to the Company's 401(k) plan ($1,000), director's fees ($1,200) and $5,682, representing the portion of insurance premiums paid by the Company with respect to term life insurance plus the dollar value of the benefit of the remainder of life insurance premiums paid by the Company.

(11) Max Crisp is also Secretary, Treasurer and a director of the Company and Vice President-Finance of Guaranty and Title.

    Each executive officer of the Company holds office until the regular meeting of directors following the annual meeting of stockholders or until his successor is elected and qualifies.

OPTION GRANTS AND EXERCISES

    The Company did not grant to any officer named in the Summary Compensation Table any stock options or stock appreciation rights during the year ended December 31, 1994.

    The following table sets forth information concerning each exercise of stock options during the year ended December 31, 1994 by each of its executive officers and the value of unexercised options at December 31, 1994. The Company has not issued any tandem or freestanding stock appreciation rights.

   AGGREGATED OPTION EXERCISES IN 1994 AND OPTION VALUES AT DECEMBER 31, 1994


                                                                 Number Of                    Value Of Unexercised
                                                             Unexercised Options              In-the-Money Options
                                                             at December 31, 1994             at December 31, 1994
                      Shares Acquired      Value        ------------------------------    -------------------------------
       Name             on Exercise       Realized       Exercisable     Unexercisable     Exercisable     Unexercisable
       ----           ---------------     --------      ------------     -------------    ------------     --------------
                        (# shares)         ($)           (# shares)        (# shares)          ($)              ($)
Carloss Morris              --              --              --                --               --                --
Stewart Morris              --              --              --                --               --                --
Stewart Morris, Jr.      30,000          365,000           30,000             --            186,300              --
Malcolm S. Morris           --              --             60,000             --            372,600              --
Max Crisp                   --              --              --                --               --                --

COMPENSATION OF DIRECTORS

    Directors of the Company, other than employees of the Company, receive directors' fees of $2,000 per meeting attended. Directors of the Company who are employees receive directors' fees of $75 per meeting. Members of the Audit Committee and members of the Compensation Committee who are not employees of the Company receive $1,000 per meeting attended. No additional amounts are paid to members of the Executive Committee for their services as such. Mr. Hudspeth receives aggregate annual fees of $36,400 for his services as a director and member of each of the committees of the Board of Directors.

DEFERRED COMPENSATION AGREEMENTS

    On March 10, 1986, the Company entered into a Deferred Compensation Agreement with each of Malcolm S. Morris, Stewart Morris, Jr. and Max Crisp (individually, a "Beneficiary"). Pursuant to such agreements, a Beneficiary or his designee is entitled to receive, commencing upon his death or attainment of the age of 65 years, 15 annual payments in amounts, which will, after payment of federal income taxes thereon, result in a net annual payment of $66,667 to Max Crisp and $133,333 to each of Malcolm S. Morris and Stewart Morris, Jr. For purposes of such agreements, each Beneficiary is deemed to be subject to federal income tax at the highest marginal rate applicable to individuals. Such benefits are fully vested and are forfeited only if a Beneficiary's employment with the Company is terminated by reason of fraud, dishonesty, embezzlement or theft. Any death or income benefits provided to a Beneficiary under certain insurance policies currently maintained by the Company will reduce payments due to such Beneficiary under his Deferred Compensation Agreement.

INSURANCE

    The Company is a party to Life Insurance Coverage Agreements dated December 1, 1993, with Carloss Morris and Stewart Morris under which the Company has agreed to maintain $1,000,000 in life insurance coverage on the lives of each of them, with death benefits payable to their designated beneficiaries. Pursuant to such agreements, the Company has purchased and Split Dollar life insurance policies ("SD Policies") for which the Company pays annual premiums of $55,776 and $42,000 for the SD Policies on the lives of Carloss Morris and Stewart Morris, respectively. Premiums under the SD Policies will be returned to the Company upon their termination. In 1994, the net death benefits under the SD policies were $776,896 and $832,000 for Carloss Morris and Stewart Morris, respectively, and such benefits will decline annually by the amount of the premium paid by the Company. The net death benefit under each SD Policy will also be affected by annual earnings under such policy. The Company currently anticipates that the net death benefit under each SD Policy will decline to approximately $400,000 by 1998 and that the SD Policies will be fully paid up by 2001 or 2002.

    Prior to 1994, the Company established two paid up policies having no cash surrender value and providing death benefits of $890,954 and $769,873 to the beneficiaries of Carloss Morris and Stewart Morris, respectively. No premiums were paid by the Company under such policies in 1994; however, pursuant to applicable federal income tax regulations, taxable income attributable to the such policies in 1994 of $40,199 and $34,736 was incurred by Carloss Morris and Stewart Morris, respectively.

PERFORMANCE GRAPH

    The following graph compares the yearly percentage change in the Company's cumulative total stockholder return on Common Stock with the cumulative total return of the Russell 2000 Index and the Russell 2000 Financial Services Sector Index (which includes the Company and its major publicly owned competitors) for five years ended December 31, 1994. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at December 31, 1989 and that all dividends were reinvested.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
   AMONG THE COMPANY, RUSSELL 2000 AND RUSSELL 2000 FINANCIAL SERVICES SECTOR



                             [PERFORMANCE GRAPH]

                                                                At December 31,
                                        ------------------------------------------------------------
                                           1989      1990      1991      1992      1993       1994
                                        ---------  --------  --------  --------  --------- ---------
Company . . . . . . . . . . . . . . .   $  100.00  $  47.53  $  84.28  $ 127.35  $  188.17 $  146.30
Russell 2000  . . . . . . . . . . . .      100.00     80.49    117.56    139.20     165.52    162.51
Russell 2000 Financial
  Services Sector . . . . . . . . . .      100.00     72.60    119.99    177.64     218.34    219.69

COMPENSATION COMMITTEE

Compensation Committee Interlocks and Insider Participation

    It is the duty of the Compensation Committee to approve the compensation of the executive officers. During 1994, the Compensation Committee was comprised of Carloss Morris and Stewart Morris, each of whom is an executive officer of the Company, and C. M. Hudspeth, Paul W. Hobby and A. Oakley Hunter. Carloss Morris and Stewart Morris resigned from the Compensation Committee effective December 31, 1994. During 1994, the Compensation Committee held one meeting at which all members except Mr. Hunter were present and executed two consents in lieu of meetings.

    During 1994, the Company and its subsidiaries paid a total of $315,168 to the law firm of DeLange, Hudspeth & Pitman, L.L.P. C. M. Hudspeth is of counsel to such firm.

    Compensation Committee Report on Executive Compensation

To the Board of Directors of
Stewart Information Services Corporation:

                         COMPENSATION COMMITTEE REPORT

    Compensation Policy. The Compensation Committee of the Board of Directors (the "Committee") is responsible for the oversight and administration of the Company's executive compensation program. The Committee reviews the compensation program of the Company during each year as it deems necessary. The objective of the Committee is to provide executive officers of the Company with a compensation package that is fair and reasonable based on their individual levels of responsibility and performance in relation to the compensation of executive officers of other publicly held companies in the title insurance and comparable industries. In making its determinations as to the reasonableness of the Company's executive compensation, the Committee relies in part on the advice of a nationally recognized, independent compensation consulting firm.

    The principal elements of the Company's executive compensation program are an annual salary and cash bonus. The Company also provides life insurance to each of its executive officers. As described below, the Committee has recommended that, commencing in 1995, stock options be available for grant by the Committee as a component of the Company's compensation package for executive officers.

    Base Salary. For 1994, the Committee continued base salary levels for executive officers at the levels in effect for 1993. The base salaries of each of the Company's co-chief executive officers was $130,000 in each year. Historically, base salaries of the Company's executive officers have remained relatively stable from year to year. Base salaries are set at levels deemed reasonable by the Committee based upon its subjective evaluation of the executive officer's level of responsibility.

    Annual Bonus. Each of the executive officers is eligible to receive an annual cash bonus based on the consolidated net income of Guaranty. The annual bonus tends to link a portion of the executive's compensation to the Company's annual results, particularly with respect to officers other than the co-chief executive officers. The Committee believes that the consolidated income of Guaranty, and the effect thereof on the level of dividends paid by the Company and the Company's book value per share, are important determinants over time of the value of the Company's Common Stock. For more than the past ten years, each of the co-chief executive officers has received an annual bonus equal to three percent of the annual consolidated net income after taxes of Guaranty, subject to a limitation on the maximum bonus payable. For 1993 and 1994, aggregate compensation, exclusive of board fees and insurance premiums, to the co-chief executive officers was limited to $290,000 each.

    Stock Options. No stock options were granted to any executive officer in 1994. In 1995, the Compensation Committee recommended, and the Board of Directors adopted, a stock option plan pursuant to which 100,000 shares of the Company's common stock would be reserved for issuance by the Committee from time to time. The stock option plan is subject to approval by the stockholders of the Company and is described elsewhere in the Proxy Statement in which this report is included. The purpose of the plan is to make available to the Committee a form of compensation that will align the interests of executive officers with those of the stockholders over a multi-year term. Executive officers, other than Carloss Morris and Stewart Morris, who were omitted from the plan at their request, would be eligible for grants of options at a purchase price not less than the fair market value of the shares on the date of grant. If the plan is approved, it is the present intent of the Committee to grant options in 1995 to Malcolm Morris, Stewart Morris, Jr. and Max Crisp for 8,000, 8,000 and 4,000 shares, respectively. The value of any options granted will be taken into account by the Committee in determining the reasonableness of an executive officers annual compensation package. Carloss Morris and Stewart Morris resigned from the Committee effective December 31, 1994, and did not vote on the Committee's recommendation of the stock option plan.

    Insurance. Pursuant to agreements dated December 1, 1993, the Company pays the premium on individual split-dollar life insurance policies for the co-chief executive officers and their beneficiaries. The Company will recover the full amount of premiums paid from the death benefit upon the death of the insured. See "--Insurance" elsewhere in the Proxy Statement in which this report is included. Except with respect to the co-chief executive officers, such insurance is not considered by the Compensation Committee to be a significant part of the aggregate compensation package afforded by the Company to its executive officers.

    The Company's net earnings declined from $3.87 per share in 1993 to $1.56 per share in 1994, primarily due to higher interest rates which substantially reduced the demand for title insurance policies related to refinancing transactions. The Committee recognizes that the title insurance industry is strongly affected by nationally prevailing interest rates, and the Company's financial results from year to year will depend largely on the level of real estate activity in its primary markets. Since these factors are beyond the control of the Company, the Committee does not attempt to closely tie the compensation of its co-chief executive officers, or its executive officers as a group, to the Company's annual financial results. Rather, the Committee subjectively evaluates the performance of the Company's executive officers, including the co-chief executive officers, with respect to their efforts to provide for the long-term financial well being of the Company and to respond to continuing changes in the industry environment. In 1994, the Committee gave consideration to the efforts of the co-chief executive officers and other executive officers in reducing staffing costs in response to the decline in orders, continuing to improve the ratio of title loss provisions to title revenues, increasing the Company's market share, further developing the Company's automation programs and pursuing opportunities in international markets.

                                  Carloss Morris     Stewart Morris

                                  C. M. Hudspeth     Paul W. Hobby


                                          A. Oakley Hunter

                                Members of the Compensation Committee



                     APPROVAL OF THE 1995 STOCK OPTION PLAN

BACKGROUND

    On March 13, 1995, the Board of Directors of the Company adopted, subject to stockholder approval, the Stewart Information Services Corporation 1995 Stock Option Plan (the "1995 Plan"). The Board adopted the 1995 Plan upon the recommendation of the Compensation Committee of the Board of Directors (the "Committee") following a review and evaluation of the Company's existing compensation program by the Committee. See the Compensation Committee Report at page 11 of this proxy statement.

    The Company has not previously had a stock option plan under which executive officers of the Company were eligible to receive stock options, although stock options were granted to two executive officers in 1992 pursuant to individual stock option agreements (see "Executive Compensation--Summary of Compensation" and "--Option Grants and Exercises). The purpose of the plan is to make available to the Committee a form of compensation that will align the interests of executive officers with those of the stockholders over a multi-year term.

SUMMARY OF THE STOCK OPTION PLAN

    The 1995 Plan is administered by the Committee, which may from time to time grant stock options (either "incentive" or "non-qualified" stock options) (hereinafter collectively referred to as "Stock Options") to executive officers of the Company other than Carloss Morris and Stewart Morris, who were excluded at their request. Therefore, three executive officers of the Company are currently eligible to receive grants of stock options under the 1995 Plan. The 1995 Plan provides that an aggregate of 100,000 shares of common stock, $1.00 par value, of the Company shall be subject to the 1995 Plan. The shares subject to the 1995 Plan consist of authorized and unissued shares or previously issued shares reacquired and held by the Company or any subsidiary. Subject to certain limitations specified in the 1995 Plan, the Committee has discretion to determine the terms and conditions upon which Stock Options may be exercisable. No member of the Committee is eligible to receive Stock Options under the 1995 Plan. No Stock Options may be granted under the 1995 Plan after December 1, 2005. If the plan is approved, it is the present intent of the Committee to grant options in 1995 to Malcolm Morris, Stewart Morris, Jr. and Max Crisp for 8,000, 8,000 and 4,000 shares, respectively. Such options are expected to be for terms of 10 years and exercisable at the market price of the shares on the date of grant.

    Stock options under the 1995 Plan give the optionee the right to purchase a number of shares of the Company's Common Stock at future dates within ten years of the date of grant. No optionee may be granted options to purchase more than 40,000 shares during the life of the 1995 Plan. The exercise price may be the fair market value of the stock (as defined in the 1995 Plan) on the date of grant, or such other price as the Committee may determine, but not less than 100% of such market value. The purchase price to be paid upon exercise of an option may be paid by cashier's check or, if authorized by the Board of Directors, by the delivery of shares of the Company's Common Stock with a fair market value at the time of exercise equal to the total option price, or by a combination of the preceding methods. The fair market value of a share of Common Stock on a particular date is defined as the closing price per share of the Common Stock in the New York Stock Exchange - Composite Transactions Listing, as reported for that date or if, in the discretion of the Committee, another means of determining fair market value of a share of Common Stock at such date shall be necessary or advisable, the Committee may provide for another means of determining such fair market value. On March 20, 1995, the closing sale price of the Company's Common Stock on the New York Stock Exchange Composite Tape was $16-7/8.

    The 1995 Plan permits an optionee to exercise an outstanding option after termination of employment during the three months after such termination. In the event of the death or retirement of an optionee while in the employ of the Company and before the date of expiration of the option, the option shall terminate on earlier of such date of expiration or one year following the date of death or retirement.

    The Board of Directors is authorized to amend or terminate the 1995 Plan. Stockholder approval will be required for a plan amendment only if and to the extent such approval is required (i) to maintain compliance with the 1995 Plan with Rule 16b-3 under the Securities Exchange Act of 1934, (ii) change the aggregate number of shares which may be issued under options pursuant to the provisions of the 1995 Plan, (iii) reduce the option price permitted for incentive stock options, (iv) extend the term during which an incentive stock option may be exercised or the termination date of the 1995 plan or (v) change the class of employees eligible to receive incentive stock options.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    Incentive Stock Options. The grant of incentive stock options to an officer does not result in any income tax consequences. The exercise of an incentive stock option does not result in any income tax consequences to the officer if the incentive stock option is exercised by the officer during his employment with the Company or a subsidiary, or within a specified period after termination of employment. However, the excess of the fair market value of the shares of stock as of the date of exercise over the option price is a tax preference item for purposes of determining an officer's alternative minimum tax. An officer who sells shares acquired pursuant to the exercise of an incentive stock option after the expiration of (i) two years from the date of grant of the incentive stock option, and (ii) one year after the transfer of the shares to him (the "Waiting Period") will generally recognize a long-term capital gain or loss on the sale.

    An officer who disposes of his incentive stock option shares prior to the expiration of the Waiting Period (an "Early Disposition") generally will recognize ordinary income in the year of sale in an amount equal to the excess, if any, of (a) the lesser of (i) the fair market value of the shares as of the date of exercise or (ii) the amount realized on the sale, over (b) the option price. Any additional amount realized on an Early Disposition should be treated as capital gain to the officer, short or long term, depending on the officer's holding period for the shares. If the shares are sold for less than the option price, the officer will not recognize any ordinary income but will recognize a capital loss, short or long term, depending on the holding period.

    The Company will not be entitled to a deduction as a result of the grant of an incentive stock option, the exercise of an incentive stock option, or the sale of incentive stock option shares after the Waiting Period. If an officer disposes of his incentive stock option shares in an Early Disposition, the Company will be entitled to deduct the amount of ordinary income recognized by the officer.

    Non-Incentive Stock Options. The grant of non-incentive stock options under the 1995 Plan will not result in the recognition of any taxable income by the officer. An officer will recognize ordinary income on the date of exercise of the non-incentive stock option equal to the difference between the fair market value of the shares acquired on such date and the exercise price. The tax basis of the shares for purposes of a subsequent sale includes the option price paid and the ordinary income reported on exercise of the option. The income reportable on exercise of the non-incentive stock option is subject to federal and state income and employment tax withholding.

    Generally, the Company will be entitled to a deduction in the amount reportable as income by the officer on the exercise of a non-incentive stock option.

APPROVAL BY STOCKHOLDERS

    Approval of the Stock Options will require the affirmative vote of a majority of the total votes cast on such proposal, with holders of Common Stock and Class B Common Stock voting together as a single class. On the Record Date, an aggregate of 6,211,712 shares of Common Stock and Class B Common Stock were outstanding and entitled to vote on the proposal to approve the Stock Options. Malcolm Morris and Stewart Morris, Jr., collectively, have the power to vote an aggregate of 544,843 shares of Common Stock and Class B Common Stock (representing approximately 8.8% of the outstanding shares of the combined classes entitled to vote) with respect to such proposal and intend to vote such shares for approval of the Stock Options.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE STOCK OPTIONS.

                              STOCKHOLDER PROPOSAL

    Lindner Fund, Inc., 7711 Carondelet Avenue, Suite 700, St. Louis (Clayton), Missouri, owning 409,950 shares of the Company's Common Stock, has advised the Company that it plans to introduce the following resolution at the annual meeting:

         Resolved, that the shareholders of Stewart Information Services Corporation hereby recommend to the Board of Directors that the Board take the steps necessary to achieve a sale or cash merger of Stewart Information Services on terms that will maximize values as promptly as possible.

    The stockholder has submitted the following statement in support of the resolution:

         "The Lindner Fund, which owns 409,950 shares of the Company's common stock, believes the value that may be achieved for the shareholders of our company by a cash merger or sale of the entire corporation or all its assets is significantly greater than the current market price of its shares.

         "The market price of the stock on December 14, 1994 (the day prior to the date this proposal was submitted) was $14.75, or 58% of stated 9-30-94 book value of $25.29.

         "In the last 7 years the common stock of the company has never traded above book value, and the returns on shareholder equity over this period of time have averaged only 6.6%. Due to these facts and the steady price decline, the Lindner Fund believes that all shareholders will receive maximum value for our shares when, and only when, the board of directors conducts a competitive auction for Stewart Information Services Corporation's businesses and/or assets.

         "If you want to vote in favor of this proposal, you must mark the "FOR" box on the proxy card next to this proposal.

         "YOUR VOTE IS IMPORTANT!

         "Please vote "FOR" this proposal and remember to sign and date your proxy card before returning it.

         "Thank you for your consideration."

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THIS RESOLUTION FOR THE FOLLOWING REASONS:

    The Board of Directors does not believe that a sale or cash merger of the Company is the optimal strategy for maximizing stockholder value. The Board of Directors believes that this objective is more likely to be achieved by continuing to operate the Company's business in accordance with the Company's intermediate and long-term plan previously adopted by the Board of Directors prior to its receipt of the stockholder proposal described above. Recognizing the cyclical nature of the title insurance industry, the goal of the plan is to increase book value per share and earnings per share over the intermediate and long terms. Certain key elements of the plan are:

    # Continued increase in policyholder surplus, which is a significant factor in increasing market share, particularly with respect to large commercial policies.

    # Continued leadership in automation, including the addition of imaging and electronic data interchange, to increase employee productivity, improve cost control and expand base of customers and agents.

    # Stable relationships with agents and associates, which is based on continuity of a management team with a long history in the title insurance industry.

    #    Continued increase in the Company's market share.

    # Carefully targeted acquisitions and pursuit of foreign expansion opportunities.

    # Respond to the cyclical nature of the title insurance industry with appropriate changes in staffing levels.

    #    Continued reduction of policy losses.

    # Emphasis on continued increases in earnings per share and book value per share.

    #    Continued careful consideration of cash and stock dividend policies.

The Board of Directors believes that continued implementation of these plans is more likely to maximize stockholder value than a sale or cash merger of the Company.

    The affirmative vote of a majority of the shares of Common Stock and Class B Common Stock participating in the voting on this proposal, voting together as a single class, is required for adoption of this resolution. Proxies will be voted AGAINST the resolution unless otherwise instructed on a proxy returned to the Company. Abstentions indicated on such a proxy card will not be counted as either "for" or "against" this proposal. "Broker non-votes" specified on proxies returned by brokers holding shares for beneficial owners who have not provided instructions as to voting on this proposal will be treated as not present for voting on this issue.

                       SELECTION OF INDEPENDENT AUDITORS

    KPMG Peat Marwick LLP has been selected by the Company as its principal independent auditors for the Company's fiscal year ending December 31, 1995, and served in such capacity for the Company's fiscal year ended December 31, 1994. Representatives of KPMG Peat Marwick LLP are expected to be present at the annual meeting with the opportunity to make a statement if they desire to do so, and such representatives are expected to be available to respond to appropriate questions.

                              CERTAIN TRANSACTIONS

    During a portion of 1994, the Company rented approximately 121,203 square feet of office space at 2200 West Loop South, Houston, Texas, which is owned by a partnership in which the father of Paul W. Hobby has a 10.28% interest. Aggregate rental payments by the Company to such partnership were approximately $1,584,000 during such year. The Company relocated its offices in 1994, and such lease was terminated.

    For a number of years the Company and its subsidiaries have purchased photographic work of Company functions from Lisa Clements, daughter of Stewart Morris. During 1994, the Company and its subsidiaries paid to Mrs. Clements approximately $9,504 for photographic work.

    Stewart Morris and Stewart Morris, Jr. own a ranch located in Wharton County, Texas, that is used from time to time by the Company to entertain clients. The Company pays them $400 per month plus all utilities, maintenance and insurance as compensation for its use of such property. During 1994, the Company paid $4,800 in rent and $15,218 for utilities and maintenance.

    Tim Crisp, the son of Max Crisp, is a full-time employee of Title. During 1994, Title paid Tim Crisp $41,419 for services rendered in such capacity.

    During 1994, Marietta Maxfield, a daughter of Carloss Morris, was a full time attorney for Guaranty and was paid $88,175 for services rendered in such capacity.

    For a number of years the Company and its subsidiaries have purchased art work of Carlotta Barker, daughter of Stewart Morris, for display in corporate offices and publications, including the Company's annual report to stockholders. During 1994, the Company and its subsidiaries paid to Mrs. Barker approximately $23,698 for such art work. It is expected that similar purchases will be made from time to time in the future.

    During 1994, the Company subleased office space in Houston, Texas, to the law firm of Morris, Lendais, Hollrath & Brown, P.C., of which Carloss Morris and Malcolm S. Morris are shareholders. Aggregate sublease rentals were $109,603 during such year. The terms of the sublease are the same as those of the Company's primary lease.

    During 1994, the Company and its subsidiaries paid a total of $178,274 to the law firm of Morris, Lendais, Hollrath & Brown, P.C. In connection with real estate transactions processed by Title, such firm receives legal fees from its clients who are also customers of Title and who select such firm as their counsel. During 1994, the Company and its subsidiaries also paid legal fees to a law firm to which C. M. Hudspeth is of counsel (see "Executive Compensation-- Compensation Committee--Compensation Committee Interlocks and Insider Participation").

                       PROPOSALS FOR NEXT ANNUAL MEETING

    Any proposals of holders of Common Stock or Class B Common Stock intended to be presented at the annual meeting of stockholders of the Company to be held in 1996 must be received by the Company at its principal executive offices, 1980 Post Oak Boulevard, Houston, Texas 77056, no later than December 26, 1995, in order to be included in the proxy statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

    The management of the Company knows of no other matters which may come before the meeting. However, if any matters other than those referred to above should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

    The cost of solicitation of proxies in the accompanying form will be paid by the Company. The Company has retained Georgeson & Co., a proxy solicitation firm, to assist it in soliciting proxies for the proposals described in this proxy statement. The Company has agreed to pay Georgeson & Co. a fee for such services, which is not expected to exceed $5,000, plus expenses. In addition to solicitation by use of the mails, certain officers or employees of the Company, and of Georgeson & Co., may solicit the return of proxies by telephone, telegram or personal interview.


                                             By Order of the Board of Directors,



                                             Secretary

March 23, 1995

                                                                      APPENDIX A

                   STEWART INFORMATION SERVICES CORPORATION
                             1995 STOCK OPTION PLAN


         1. Purpose. The 1995 Stock Option Plan (the "Plan") of Stewart Information Services Corporation (the "Company"), for certain key employees, is intended to advance the best interest of the Company by providing those persons who have substantial responsibility for its management and growth, with additional incentive and by increasing their proprietary interest in the success of the Company, thereby encouraging them to remain in its employ.

         2. Administration. The Plan shall be administered by a committee to be appointed by the Board of Directors of the Company (the "Committee"). The Committee shall consist of not less than two members of the Board of Directors, who have not, for a period of at least one year prior to being appointed to the Committee, been eligible for selection as a person to whom stock may be allocated or to whom stock options or stock appreciation rights may be granted pursuant to the Plan or any other plan of the Company entitling the participant therein to acquire stock, stock options or stock appreciation rights of the Company. The Board of Directors of the Company shall have the power from time to time to add or remove members of the Committee, and to fill vacancies arising for any reason. The Committee shall designate a chairman from among its members, who shall preside at all of its meetings, and shall designate a secretary, without regard to whether that person is a member of the Committee, who shall keep the minutes of the proceedings and all records, documents, and data pertaining to its administration of the Plan. Meetings shall be held at any time and place as it shall choose. A majority of the members of the Committee shall constitute a quorum for the transaction of business. The vote of a majority of those members present at any meeting shall decide any question brought before that meeting. In addition, the Committee may take any action otherwise proper under the Plan by the affirmative vote, taken without a meeting, of a majority of its members. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including but not limited to the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct. All questions of interpretation and application of the Plan, or as to options granted under it (the "Options"), shall be subject to the determination of a majority of the Committee. The Committee in exercising any power or authority granted under this Plan or in making any determination under this Plan shall perform or refrain from performing those acts using its sole discretion and judgment. Any decision made by the Committee or any refraining to act or any act taken by the Committee in good faith shall be final and binding on all parties. The Committee's decision shall never be subject to de novo review. When appropriate the Plan shall be administered in order to qualify certain of the Options granted under it as "incentive stock options" described in Section 422 of the Internal Revenue Code of 1986, as amended.

         3. Option Shares. The stock subject to the Options and other provisions of the Plan shall be shares of the Company's Common Stock, $1.00 par value (or such other par value as may be designated by act of the Company's stockholders) (the "Common Stock"). The amount of the Common Stock with respect to which Options may be granted under this Plan shall not exceed 100,000 shares in the aggregate and 40,000 shares to any one individual. The class and aggregate number of shares which may be subject to the Options granted it under this Plan shall be subject to adjustment under Section 15.
The shares may be treasury shares or authorized but unissued shares.

         In the event that an outstanding Option shall expire or terminate for any reason, the shares of Common Stock allocable to the unexercised portion of that Option may again be subject to an Option under the Plan.

         4. Authority to Grant Options. The Committee may grant the following options at any time during the term of this Plan to any eligible employee of the Company that it chooses:

                 (a) "Incentive" Stock Options. The Committee may grant to an eligible employee an Option, or Options, to buy a stated number of shares of Common Stock under the terms and conditions of the Plan, which Option or Options would be an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

                 (b) "Non-incentive" Stock Options. The Committee may grant to an eligible employee an Option, or Options, to buy a stated number of shares of Common Stock under the terms and conditions of the Plan, which Option or Options would not constitute an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

         Each option granted shall be approved by the Committee. Subject only to any applicable limitations set forth in this Plan, the number of shares of Common Stock to be covered by an Option shall be as determined by the Committee.

         5. Eligibility. The individuals who shall be eligible to participate in the Plan shall be the executive officers of the Company other than Carloss Morris and Stewart Morris. However, no person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company shall be eligible to receive an Option which is an incentive stock option unless at the time that the Option is granted the option price is at least 110% of the fair market value of the Common Stock at the time the Option is granted and the Option by its own terms is not exercisable after the expiration of five years from the date the Option is granted. No individual shall be eligible to receive an Option under the Plan while that individual is a member of the Committee.

         A person will be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust will be considered as being owned proportionately by or for its shareholders, partners or beneficiaries.

         6. Option Price. The price at which shares may be purchased pursuant to an Option that is an incentive stock option shall be not less than the fair market value of the shares of Common Stock on the date the Option is granted. The Committee in its discretion may provide that the price at which shares may be purchased shall be more than the minimum price required. If an individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the option price at which shares may be purchased under an Option which is an incentive stock option shall be not less than 110% of the fair market value of the Common Stock on the date the Option is granted.

         7. Duration of Options. No Option which is an incentive stock option shall be exercisable after the expiration of 10 years from the date the Option is granted. The Committee in its discretion may provide that the Option shall be exercisable throughout the 10 year period or during any lesser period of time commencing on or after the date of grant of the Option and ending upon or before the expiration of the 10 year period. If an individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, no Option which is an incentive stock option shall be exercisable after the expiration of five years from the date the Option is granted. No Option which is a non-incentive stock option shall be exercisable after the expiration of 10 years from the date the Option is granted. The Committee in its discretion may provide that the Option shall be exercisable throughout the 10 year period or during any lesser period of time commencing on or after the date of grant of the Option and ending upon or before the expiration of the 10 year period.

         8. Maximum Value of Stock Subject to Options Which are Incentive Stock Options. To the extent that the aggregate fair market value (determined as of the date the Option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by the optionee in any calendar year (under this Plan and any other incentive stock option plan(s) of the Company and any parent and subsidiary corporation) exceeds $100,000, the Options shall be treated as non-incentive stock options. In making this determination, Options shall be taken into account in the order in which they were granted.

         9. Exercise of Options. An optionee may exercise such optionee's Option by delivering to the Company a written notice stating (i) that such optionee wishes to exercise such Option on the date such notice is so delivered, (ii) the number of shares of stock with respect to which the Option is to be exercised and (iii) the address to which the certificate representing such shares of stock should be mailed. In order to be effective, such written notice shall be accompanied by (i) payment of the Option Price of such shares of stock and (ii) payment of an amount of money necessary to satisfy any withholding tax liability that may result from the exercise of such Option. Each such payment shall be made by cashier's check drawn on a national banking association and payable to the order of the Company in United States dollars.

         If, at the time of receipt by the Company of such written notice, (i) the Company has unrestricted surplus in an amount not less than the Option Price of such shares of stock, (ii) all accrued cumulative preferential dividends and other current preferential dividends on all outstanding shares of preferred stock of the Company have been fully paid, (iii) the acquisition by the Company of its own shares of stock for the purpose of enabling such optionee to exercise such Option is otherwise permitted by applicable law and without any vote or consent of any stockholder of the Company, and (iv) there shall have been adopted, and there shall be in full force and effect, a resolution of the Board of Directors of the Company authorizing the acquisition by the Company of its own shares of stock for such purpose, then such optionee may deliver to the Company, in payment of the Option Price of the shares of stock with respect to which such Option is exercised, (x)(i) certificates registered in the name of such optionee that represent a number of shares of stock legally and beneficially owned by such optionee (free of all liens, claims and encumbrances of every kind) and having a fair market value on the date of receipt by the Company of such written notice that is not greater than the Option Price of the shares of stock with respect to which such Option is to be exercised, such certificates to be accompanied by stock powers duly endorsed in blank by the record holder of the shares of stock represented by such certificates, with the signature of such record holder guaranteed by a national banking association or (ii) an assignment to the Company of a portion of the shares with respect to which such Option is exercised, and (y) if the Option Price of the shares of stock with respect to which such Option is to be exercised exceeds such fair market value, a cashier's check drawn on a national banking association and payable to the order of the Company in an amount, in United States dollars, equal to the amount of such excess.

         As promptly as practicable after the receipt by the Company of (i) such written notice from the optionee, (ii) payment, in the form required by the foregoing provisions of this Section 9 of the Option Price of the shares of stock with respect to which such Option is to be exercised, and (iii) payment, in the form required by the foregoing provisions of this Section 9, of an amount of money necessary to satisfy any withholding tax liability that may result from the exercise of such Option, a certificate representing the number of shares of stock with respect to which such Option has been so exercised, such certificate to be registered in the name of such optionee, provided that such delivery shall be considered to have been made when such certificate shall have been mailed, postage prepaid, to such optionee at the address specified for such purpose in such written notice from the optionee to the Company.

         For purposes of this Section 9, the "fair market value" of a share of stock as of any particular date shall mean the closing price of a share of stock on that date as reported in the New York Stock Exchange--Composite Transactions listing, provided that if no closing price for the stock as so reported on that date or if, in the discretion of the Committee, another means of determining the fair market value of a share of stock at such date shall be necessary or advisable, the Committee may provide for another means for determining such fair market value.

         10. Transferability of Options. Options shall not be transferable by the optionee except by will or under the laws of descent and distribution, and shall be exercisable, during his lifetime, only by him.

         11. Termination of Employment or Death of Optionee. Except as may be otherwise expressly provided herein, all Options (whether incentive or non-incentive) shall terminate on the earlier of the date of the expiration of the Option or one day less than three months after the date of severance, upon severance of the employment relationship between the Company and the optionee, whether with or without cause, for any reason other than the death, disability or retirement of the optionee, during which period the optionee shall be entitled to exercise the Option in respect of the number of shares that the optionee would have been entitled to purchase had the optionee exercised the Option on the date of such severance of employment. Whether authorized leave of absence, or absence on military or government service, shall constitute severance of the employment relationship between the Company and the optionee shall be determined by the Committee at the time thereof. In the event of severance because of the disability of the holder of any Option (whether incentive or non-incentive) while in the employ of the Company and before the date of expiration of such Option, such Option shall terminate on the earlier of such date of expiration or one year following the date of such severance because of disability, during which period the optionee shall be entitled to exercise the Option in respect to the number of shares that the optionee would have been entitled to purchase had the optionee exercised the Option on the date of such severance because of disability. Disability for this purpose shall be such a disability as would qualify the optionee for a disability benefit under the Company's pension plan without regard to any age or service requirement in the Plan. In the event of the death of the holder of any Option (whether incentive or non-incentive) while in the employ of the Company and before the date of expiration of such Option, such Option shall terminate on the earlier of such date of expiration or one year following the date of death. After the death of the optionee, his executors, administrators or any person or person to whom his Option may be transferred by will or by the laws of descent and distribution, shall have the right, at any time prior to the termination of an Option to exercise the Option, in respect to the number of shares that the optionee would have been entitled to exercise if he had exercised the Option on the date of his death while in employment. In addition, in the event of the retirement of the holder of any non-incentive stock option in accordance with the provisions of the Company's pension plan, before the date of expiration of such Option, such Option shall terminate on the earlier of such date of expiration or one year following the date of such retirement, and, if such optionee should die within the one year period any rights he may have to exercise the Option shall be exercisable by his executor or administrator or the person or persons to whom the Option shall have been transferred by his will or laws of descent or distribution, as appropriate, for the remainder of the one year period. Notwithstanding the foregoing provisions of this Section 11, in the case of an Option that is a non-incentive stock option, the Committee may provide for a different option termination date in the option agreement with respect to such Option. For purposes of incentive stock options issued under this Plan, an employment relationship between the Company and the optionee shall be deemed to exist during any period in which the optionee is employed by the Company, by any parent or subsidiary corporation, by a corporation issuing or assuming an option in a transaction to which Section 424(a) of the Internal Revenue Code of 1986, as amended, applies, or by a parent or subsidiary corporation of such corporation issuing or assuming an option. For this purpose, the phrase "corporation issuing or assuming an option" shall be substituted for the word "Company" in the definitions of parent and subsidiary corporations in Section 5 and the parent-subsidiary relationship shall be determined at the time of the corporate action described in Section 424(a) of the Internal Revenue Code of 1986, as amended. For purposes of non-incentive stock options issued under this Plan, an employment relationship between the Company and the optionee will exist under the circumstances described above for incentive stock options and will also exist if the optionee is transferred to an affiliate corporation approved by the Committee.

        12. Requirements of Law. The Company shall not be required to sell or issue any shares under any Option if issuing the shares shall constitute a violation by the optionee or the Company of any provisions of any law or regulation of any governmental authority. Each Option granted under this Plan shall be subject to the requirements that, if at any time the Board of Directors of the Company or the Committee shall determine that the listing, registration or qualification of the shares upon any securities exchange or under any state or federal law of the United states or of any other country or governmental subdivision, or the consent or approval of any governmental regulatory body, or investment or other representations, are necessary or desirable in connection with the issue or purchase of shares subject to an Option, that Option shall not be exercised in whole or in part unless the listing, registration, qualification, consent, approval or representations shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. Any determination in this connection by the Committee shall be final. In the event the shares issuable on exercise of an Option are not registered under the Securities Act of 1933, the Company may imprint on the certificate for those shares the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the Securities Act of 1933:

         "The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any state and may not be sold or transferred except upon registration or upon receipt by the Corporation of an opinion of counsel satisfactory to the Corporation, in form and substance satisfactory to the Corporation, that registration is not required for a sale or transfer."

The Company may, but shall in no event be obligated to, register any securities covered by this Plan under the Securities Act of 1933 (as now in effect or as later amended) and, in the event any shares are registered, the Company may remove any legend on certificates representing those shares. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option or the issuance of shares under the Option to comply with any law or regulation or any governmental authority.

         13. No Rights as Stockholder. No optionee shall have rights as a stockholder with respect to shares covered by his Option until the date a stock certificate is issued for the shares. Except as provided in Section 15, no adjustment for dividends, or other matters shall be made if the record date is prior to the date the certificate is issued.

         14. Employment Obligation. The granting of any Option shall not impose upon the Company any obligation to employ or continue to employ any optionee. The right of the Company to terminate the employment of any officer or other employee shall not be diminished or affected by reason of the fact that an Option has been granted to him.

         15. Changes in the Company's Capital Structure. The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         If the Company shall effect a subdivision or consolidation of shares or other capital adjustment of, or the payment of a dividend in capital stock or other equity securities of the Company on, its Common Stock, or other increase or reduction of the number of shares of the Common Stock outstanding without receiving consideration therefor in money, services, or property, or the reclassification of its Common Stock, in whole or in part, into other equity securities of the Company, then (a) the number, class and per share price of shares of stock subject to outstanding Options hereunder shall be appropriately adjusted (or in the case of the issuance of other equity securities as a dividend on, or in a reclassification of, the Common Stock, the Options shall extend to such other securities) in such a manner as to entitle an optionee to receive, upon exercise of an Option, for the same aggregate cash compensation, the same total number and class or classes of shares (or in the case of a dividend of, or reclassification into, other equity securities, such other securities) he would have held after such adjustment if he had exercised his Option in full immediately prior to the event requiring the adjustment, or, if applicable, the record date for determining shareholders to be affected by such adjustment; and (b) the number and class of shares then reserved for issuance under the Plan (or in the case of a dividend of, or reclassification into, other equity securities, such other securities) shall be adjusted by substituting for the total number and class of shares of stock then received, the number and class or classes of shares of stock (or in the case of a dividend on, or reclassification into, other equity securities, such other securities) that would have been received by the owner of an equal number of outstanding shares of Common Stock as the result of the event requiring the adjustment. Comparable rights shall accrue to each optionee in the event of successive subdivisions, consolidations, capital adjustment, dividends or reclassifications of the character described above.

         If the Company shall make a tender offer for, or grant to all of its holders of its shares of Common Stock the right to require the Company or any subsidiary of the Company to acquire from such stockholders shares of, Common Stock, at a price in excess of the Current Market Price (a "Put Right") or the Company shall grant to all of its holders for its shares of Common Stock the right to acquire shares of Common Stock for less than the Current Market Price (a "Purchase Right") then, in the case of a Put Right, the Option Price shall be adjusted by multiplying the Option Price in effect immediately prior to the record date for the determination of stockholders entitled to receive such Put Right by a fraction, the numerator of which shall be the number of shares of Common Stock then outstanding minus the number of shares of Common Stock which could be purchased at the Current Market Price for the aggregate amount which would be paid if all Put Rights are exercised and the denominator of which is the number of shares of Common Stock which would be outstanding if all Put Rights are exercised; and, in the case of a Purchase Right, the Option Price shall be adjusted by multiplying the Option Price in effect immediately prior to the record date for the determination of the stockholders entitled to receive such Purchase Right by a fraction, the numerator of which shall be the number of shares of Common Stock then outstanding plus the number of shares of Common Stock which could be purchased at the Current Market Price for the aggregate amount which would be paid if all Purchase Rights are exercised and the denominator of which is the number of shares of Common Stock which would be outstanding if all Purchase Rights are exercised. In addition, the number of shares subject to the option shall be increased by multiplying the number of shares then subject to the Option by a fraction which is the inverse of the fraction used to adjust the Option Price. Notwithstanding the foregoing if any such Put Rights or Purchase Rights shall terminate without being exercised, the Option Price and number of shares subject to Option shall be appropriately readjusted to reflect the Option Price and number of shares subject to the Option which would have been in effect if such unexercised Rights had never existed Comparable adjustments shall be made in the event of successive transactions of the character described above.

         After the merger of one or more corporations into the Company, after any consolidation of the Company and one or more corporations, or after any other corporate transaction described in Section 424(a) of the Code in which the Company shall be the surviving corporation, each optionee, at no additional cost, shall be entitled to receive, upon any exercise of his Option, in lieu of the number of shares as to which the Option shall then be so exercised, the number and class of shares of stock or other equity securities to which the optionee would have been entitled pursuant to the terms of the agreement of merger or consolidation if at the time of such merger or consolidation such optionee had been a holder of a number of shares of Common Stock equal to the number of shares as to which the Option shall then be so exercised and, if as a result of such merger, consolidation or other transaction, the holders of Common Stock are not entitled to receive any shares of Common Stock pursuant to the terms thereof, each optionee, at no additional cost shall be entitled to receive, upon exercise of his Option, such other assets and property, including cash to which he would have been entitled if at the time of such merger, consolidation or other transaction he had been the holder of the number of shares of Common Stock equal to the number of shares as to which the Option shall then be so exercised. Comparable rights shall accrue to each optionee in the event of successive mergers or consolidations of the character described above.

         After a merger of the Company into one or more corporations, after a consolidation of the Company and one or more corporations, or after any other corporate transaction described in Section 424(a) of the Code in which the Company is not the surviving corporation, each optionee shall, at no additional cost, be entitled at the option of the surviving corporation (i) to have his then existing Option assumed or have a new option substituted for the existing Option by the surviving corporation to the transaction which is then employing him, or a parent or subsidiary of such corporation, on a basis where the excess of the aggregate fair market value of the shares subject to the option immediately after the substitution or assumption over the aggregate option price of such option is equal to the excess of the aggregate fair market value of all shares subject to the option immediately before such substitution or assumption over the aggregate option price of such shares, provided that the shares subject to the new option must be traded on the New York or American Stock Exchange or quoted on the National Association of Securities Dealers Automated Quotation System, or (ii) to receive, upon any exercise of his Option, in lieu of the number of shares as to which the Option shall then be so exercised, the securities, property and other assets, including cash, to which the Optionee would have been entitled pursuant to the terms of the agreement of merger or consolidation or the agreement giving rise to the other corporate transaction if at the time of such merger, consolidation or other transaction such optionee had been the holder of the number of shares of Common Stock equal to the number of shares as to which the Option shall then be so exercised.

         If a corporate transaction described in Section 424(a) of the code which involves the Company is to take place and there is to be no surviving corporation while an Option remains in whole or in part unexercised, it shall be canceled by the Board of Directors as of the effective date of any such corporate transaction but before that date each optionee shall be provided with a notice of such cancellation and each optionee shall have the right to exercise such Option in full to the extent it is then still unexercised during a 30-day period preceding the effective date of such corporate transaction.

         For purposes of this Section 15, Current Market Price per share of Common Stock shall mean the last reported price for the Common Stock in the New York Stock Exchange--Composite Transaction listing on the trading day immediately preceding the first trading day on which, as a result of the establishment of a record date or otherwise, the trading price reflects that an acquiror of Common Stock in the public market will not participate in or receive the payment of any applicable dividend or distribution.

         Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding Options.

         16. Amendment or Termination of Plan. The Board of Directors may modify, revise or terminate this Plan at any time and from time to time. However, without the further Company stockholder approval by a majority of the votes cast at a duly held stockholders' meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the issue, the Board of Directors may not (a) change the aggregate number of shares which may be issued under Options pursuant to the provisions of this Plan; (b) reduce the Option price permitted for the incentive stock options; (c) extend the term during which an incentive stock option may be exercised or the termination date of this Plan; or (d) change the class of employees eligible to receive incentive stock options. But, the Board shall have the power to make all changes in the Plan and in the regulations and administrative provisions under the Plan or in any outstanding Option as in the opinion of counsel for the Company may be necessary or appropriate from time to time to enable any Option granted pursuant to the Plan to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations which may be issued under that Section as in existence from time to time.

         17. Written Agreement. Each Option granted under this Plan shall be embodied in a written option agreement, which shall be subject to the terms and conditions prescribed above, and shall be signed by the optionee and by the appropriate officer of the Company for and in the name and on behalf of the Company. Each option agreement shall contain any other provisions that the Committee in its discretion shall deem advisable.

         18. Indemnification of the Committee. The Company shall indemnify each present and future member of the Committee against, and each member of the Committee shall be entitled without further act on his part to indemnity from the Company for, all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his being or having been a member of the Committee, whether or not he continues to be such member of the Committee at the time of incurring such expenses; provided, however, that such indemnity shall not include any expenses incurred by any such member of the Committee (a) in respect of matters as to which he shall be finally adjudged in any such action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as such member of the Committee, or (b) in respect of any matter in which any settlement is effected, to an amount in excess of the amount approved by the Company on the advice of its legal counsel; and provided further, that no right of indemnification under the provisions set forth herein shall be available to or enforceable by any such member of the Committee unless, within sixty (60) days after institution of any such action, suit or proceeding, he shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Committee and shall be in addition to all other rights to which such member of the Committee may be entitled to as a matter of law, contract or otherwise. Nothing in this Section 18 shall be construed to limit or otherwise affect any right to indemnification or payment of expense, or any provisions limiting the liability of any officer or director of the Company or any member of the Committee, provided by law, the Certificate of Incorporation of the Company or otherwise.

         19. Effective Date of Plan. The Plan shall become effective and shall be deemed to have been adopted on March 13, 1995, if within one year of that date it has been approved by the Company stockholders by a majority of the votes cast at a duly held stockholders' meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan. No Options shall be granted pursuant to the Plan after December 1, 2005.

                         STEWART INFORMATION SERVICES CORPORATION

    P             THIS PROXY FOR HOLDERS OF COMMON STOCK IS SOLICITED BY
                    THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
    R                  STOCKHOLDERS TO BE HELD ON APRIL 25, 1995

    O The undersigned stockholder of Stewart Information Services Corporation (the "Company") hereby appoints Ken Anderson, Jr. and
    X Tannie L. Pizzitola, Jr., or either of them, attorneys and proxies of the undersigned, with full power of substitution, to vote, as
    Y designated below, the number of votes which the undersigned would be entitled to cast if personally present at the Annual Meeting of Stockholders of the Company to be held on the eighth floor of the Company's offices at 1980 Post Oak Blvd., Houston, Texas, at 8:30 A.M. on Tuesday, April 25, 1995, and at any adjournment thereof.

             AS NOTED IN THE ACCOMPANYING PROXY STATEMENT, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED, IF ANY OF THE LISTED NOMINEES BECOMES UNAVAILABLE FOR ANY REASON AND AUTHORITY TO VOTE FOR ELECTION OF DIRECTORS IS NOT WITHHELD, THIS PROXY WILL BE VOTED FOR ANOTHER NOMINEE, OR OTHER NOMINEES, TO BE SELECTED BY THE BOARD OF DIRECTORS.

             THIS PROXY WILL BE VOTED AS DIRECTED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR ADOPTION OF THE COMPANY'S 1995 STOCK OPTION PLAN AND AGAINST THE STOCKHOLDER PROPOSAL DESCRIBED IN THE PROXY STATEMENT.

                       PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY

                                      (Continued and to be signed on other side)

/X/  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

     1.  ELECTION OF DIRECTORS

         / / FOR all of the nominees listed          / / WITHHOLD AUTHORITY
             (except as indicated to the                 to vote for election
             contrary below)                             of directors

     NOMINEES:
          Nita B. Hanks      Dr. E. Douglas Hodo       Paul W. Hobby
          Max Crisp          C. M. Hudspeth

     Except vote withheld from the following nominee(s):


     ____________________________________________________

     2. Adoption of the Company's 1995 Stock Option Plan
               / / FOR         / / AGAINST         / / ABSTAIN

     3. Stockholder proposal as described at page 15 of the proxy statement
               / / FOR         / / AGAINST         / / ABSTAIN

     4. In their discretion, the above named proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof and upon matters incident to the conduct of the meeting.
               / / FOR         / / AGAINST         / / ABSTAIN




SIGNATURE(S) ___________________________________ DATE ___________________, 1995

SIGNATURE(S) ___________________________________ DATE ___________________, 1995
Your signature should correspond with your name as it appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please set forth your full title as it appears hereon.